Filed Pursuant to Rule 424(b)(5)
File No. 333-136327
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 18, 2006)

7,250,000 Shares

Geron Corporation
Common Stock

We are offering 7,250,000 shares of our common stock, par value $0.001 per share.

Our common stock is traded on the NASDAQ Global Market under the symbol “GERN”. On February 12, 2009, the last reported sale price of our common stock on the NASDAQ Global Market was $7.77 per share.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock under the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, each of which has been filed with the Securities and Exchange Commission and is incorporated by reference in this prospectus supplement and prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share	Total

Public offering price	$6.60	$47,850,000

Underwriting discounts and commissions	$0.23	$1,667,500

Proceeds, before expenses, to us	$6.37	$46,182,500

The underwriters expect to deliver shares against payment on or about February 19, 2009.

Sole Book-Running Manager

UBS Investment Bank

Co-Manager

Lazard Capital Markets

The date of this prospectus supplement is February 12, 2009.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement entitled “Incorporation of certain information by reference” and “Where you can find more information.”

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About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated August 18, 2006, provides more general information. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference, the information in this prospectus supplement shall control.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “the company,” “Geron,” “we,” “us,” “our,” or similar references mean Geron Corporation and its subsidiaries.

Prospectus supplement summary

After you read the following summary, you should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus and the information included in any free writing prospectus that we have authorized for use in connection with this offering. If you invest in our common stock, you are assuming a high degree of risk. See “Risk factors.”

ABOUT GERON CORPORATION

Company overview

Geron is a biopharmaceutical company that is developing first-in-class therapeutic products for the treatment of cancer and chronic degenerative diseases, including spinal cord injury, heart failure and diabetes. We are advancing telomerase targeted therapies, including an anti-cancer drug and a cancer vaccine, through multiple clinical trials. We believe we are also the world leader in the development of human embryonic stem cell (hESC)-based therapeutics. We have received FDA clearance to begin the world’s first human clinical trial of a hESC-based therapy: GRNOPC1 for acute spinal cord injury.

Cancer therapeutics and diagnostics

We and our licensees are developing a range of anti-cancer therapies, including anti-cancer therapies based on telomerase inhibitors and telomerase therapeutic vaccines, and diagnostics based on telomerase detection. We believe telomerase is an ideal target for cancer therapeutics and diagnostics because it appears to be universal (expressed in all major types of cancers studied to date), specific (not expressed in most normal cells), and critical (required for long-term survival of cancer cells). We believe that we have the dominant patent position in the field of telomerase. Whether it is achieved by us or licensees, we believe that progress in the development of telomerase-based cancer therapeutics and diagnostics will further validate the importance of telomerase as a cancer target and therefore benefit all of our telomerase cancer programs. The following table briefly describes the cancer therapeutic and diagnostic products being developed by us or our licensees, and the stage of development of these products.

Product	Product description	Disease treatment	Development stage

GRN163L	Telomerase Inhibitor	Chronic Lymphoproliferative Diseases	Phase I Trial (single agent)

GRN163L	Telomerase Inhibitor	Solid Tumors	Phase I Trial (single agent)

GRN163L	Telomerase Inhibitor	Multiple Myeloma	Phase I Trial (single agent)

GRN163L	Telomerase Inhibitor	Non-Small Cell Lung Cancer	Phase I Trial (combination)

GRN163L	Telomerase Inhibitor	Breast Cancer	Phase I/II Trial (combination)

GRN163L	Telomerase Inhibitor	Multiple Myeloma	Phase I Trial (combination)

GRNVAC1	Telomerase Cancer Vaccine	Acute Myelogenous Leukemia (AML)	Phase II Trial

Licensees	Product description	Disease treatment	Development stage

Merck & Co.	Telomerase Cancer Vaccine	Prostate and Solid Tumors	Phase I Trial

Sienna Cancer Diagnostics	Telomerase Diagnostic	Bladder Cancer	Preclinical Development

Human embryonic stem cell (hESC) therapeutics

We and our collaborators are testing six different hESC-derived therapeutic cell types in animal models. In five of these cell types we have demonstrated efficacy, as evidenced by durable engraftment or functional improvements of the treated animals. In January 2009, we received clearance from the FDA to begin a clinical trial of GRNOPC1, our hESC-derived therapy targeted for the treatment of acute spinal cord injury. The following table briefly describes the hESC-derived products being developed by us or our collaborators, and the stage of development of these products.

Product	Product description	Disease treatment	Development stage

GRNOPC1	hESC-Derived Oligodendrocytes	Acute Spinal Cord Injury	Phase I Trial

GRNCM1	hESC-Derived Cardiomyocytes	Heart Disease and Screening	Preclinical

GRNIC1	hESC-Derived Islets	Type 1 Diabetes	Research

	Osteoblasts	Osteoporosis	Research

	Chondrocytes	Osteoarthritis	Research

	Hepatocytes	Liver Disease and ADME	Research
Drug Screening

	Immature Dendritic Cells	Immune Rejection	Research

GRNVAC2	Mature Dendritic Cells	Cancer Immunotherapy	Product Research

CORPORATE INFORMATION

We were incorporated in the state of Delaware on November 28, 1990. Our principal executive offices are located at 230 Constitution Drive, Menlo Park, California 94025. Our telephone number is (650) 473-7700. Our website is www.geron.com. Information contained on our website does not constitute a part of this prospectus supplement.

The offering

Common stock offered by Geron Corporation	7,250,000 shares

Common stock to be outstanding after this offering	86,123,601 shares

Use of proceeds	We currently intend to use the net proceeds of this offering to fund research and development, including clinical trials of our product candidates, and for general corporate purposes. See “Use of proceeds.”

NASDAQ Global Market Symbol	GERN

The information above is based on 78,873,601 shares of common stock as of September 30, 2008 and excludes:

➢	10,698,399 shares of our common stock issuable upon exercise of options outstanding as of September 30, 2008, having a weighted average exercise price of $7.38 per share;

➢	7,830,601 shares of our common stock issuable upon exercise of warrants outstanding as of September 30, 2008 at a weighted average price of $8.98 per share;

➢	1,266,566 shares of our common stock for non-vested restricted stock awards;

➢	an aggregate of 6,288,212 shares of common stock reserved for future issuance under our 2002 Equity Incentive Plan and our 2006 Directors’ Stock Option Plan as of September 30, 2008; and

➢	182,982 shares of common stock reserved for future issuance under our 1996 Employee Stock Purchase Plan as of September 30, 2008.

Risk factors

Investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risk factors under the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Special note regarding forward-looking statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. These forward-looking statements are generally identified by words such as “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements include, but are not necessarily limited to, those relating to:

➢	future product research and development activities, including clinical trials, and status of product development;

➢	size and timing of expenditures and whether there are unanticipated expenditures;

➢	plans for regulatory filings;

➢	receipt of future regulatory approvals;

➢	implementation of our corporate strategy; and

➢	future financial performance.

Any or all of our forward-looking statements in this prospectus supplement and the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus supplement and the accompanying prospectus will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. We advise you to consult the cautionary discussion of risks and uncertainties under the section captioned “Risk factors” contained elsewhere in this prospectus supplement in its entirety. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

Use of proceeds

We estimate that the net proceeds we will receive from the sale of shares of our common stock in this offering will be approximately $45,682,500, after deducting the underwriting discount and commissions and estimated offering expenses payable by us. We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered hereby. We currently intend using the net proceeds from the sale of our common stock in this offering primarily for:

➢	research and development, including clinical trials for our product candidates; and

➢	working capital and other general corporate purposes.

The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our research and development efforts, technological advances and the competitive environment for our products. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we currently have no material agreements or commitments with respect to acquisitions, we evaluate acquisition opportunities and engage in related discussions from time to time.

We intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities until we are ready to use them.

Dilution

Our net tangible book value as of September 30, 2008 was $179.3 million, or approximately $2.27 per share. Net tangible book value is total assets minus the sum of liabilities and intangible assets. Net tangible book value per share is net tangible book value divided by the total number of shares of common stock outstanding.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this public offering and the net tangible book value per share of our common stock immediately after this public offering. After giving effect to our sale of 7,250,000 shares of our common stock in this public offering at the price per share paid by purchasers in this public offering of $6.60 per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2008 would have been approximately $224.9 million, or $2.61 per share. This represents an immediate increase in net tangible book value of $0.34 per share to existing stockholders and immediate dilution in net tangible book value of $3.99 per share to new investors purchasing our common stock in this public offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$6.60
Net tangible book value per share as of September 30, 2008	$2.27
Increase in net tangible book value per share attributable to this offering	0.34

Pro forma net tangible book value per share as of September 30, 2008 after giving effect to this offering		2.61

Dilution per share to investors in this offering		$3.99

The number of shares of our common stock in the computations above excludes:

➢	10,698,399 shares of our common stock issuable upon exercise of options outstanding as of September 30, 2008, having a weighted average exercise price of $7.38 per share;

➢	7,830,601 shares of our common stock issuable upon exercise of warrants outstanding as of September 30, 2008 at a weighted average price of $8.98 per share;

➢	1,266,566 shares of our common stock for non-vested restricted stock awards;

➢	an aggregate of 6,288,212 shares of common stock reserved for future issuance under our 2002 Equity Incentive Plan and our 2006 Directors’ Stock Option Plan as of September 30, 2008; and

➢	182,982 shares of common stock reserved for future issuance under our 1996 Employee Stock Purchase Plan as of September 30, 2008.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Underwriting

We are offering the shares of our common stock described in this prospectus supplement and the accompanying prospectus through the underwriters named below. UBS Securities LLC and Lazard Capital Markets LLC are the representatives of the underwriters. UBS Securities LLC is the sole book-running manager for this offering. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase all of the 7,250,000 shares of common stock being offered.

Number
Underwriters	of shares

UBS Securities LLC	6,525,000
Lazard Capital Markets LLC	725,000

Total	7,250,000

The underwriting agreement provides that the underwriters must buy all of the shares if they buy any of them.

Our common stock is offered subject to a number of conditions, including:

➢	receipt and acceptance of our common stock by the underwriters; and

➢	the underwriters’ right to reject orders in whole or in part.

In connection with this offering, the underwriters or securities dealers may distribute prospectuses electronically. Sales of shares made outside the United States may be made by affiliates of the underwriters.

COMMISSIONS AND DISCOUNTS

Shares sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.13 per share from the public offering price. Any of these securities dealers may resell any shares purchased from the underwriters to other brokers or dealers at a discount of up to $0.10 per share from the public offering price. If all the shares are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms.

Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the shares at the price and upon the terms stated therein and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms.

We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $500,000.

NO SALES OF SIMILAR SECURITIES

We and our current executive officers and directors have entered into lock-up agreements with the underwriters. Under these agreements, we and each of these persons may not, without the prior written approval of UBS Securities LLC, subject to limited exceptions, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or hedge our common stock or securities convertible into or exchangeable or exercisable for our common stock. These restrictions will be in effect for a period of 90 days after the date of this prospectus supplement. At any time and without public notice, UBS Securities LLC may, in its sole discretion, release some or all of the securities from these lock-up agreements.

Underwriting

INDEMNIFICATION AND CONTRIBUTION

We have agreed to indemnify the underwriters and their controlling persons and affiliates against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriters and their controlling persons may be required to make in respect of those liabilities.

NASDAQ GLOBAL MARKET LISTING

Our common stock is listed on the NASDAQ Global Market under the symbol “GERN”.

PRICE STABILIZATION, SHORT POSITIONS, PASSIVE MARKET MAKING

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

➢	stabilizing transactions;

➢	short sales;

➢	purchases to cover positions created by short sales;

➢	syndicate covering transactions; and

➢	passive market making.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our shares of common stock while this offering is in progress. These transactions may also include making short sales of our shares, which involves the sale by the underwriters of a greater number of shares of our common stock than they are required to purchase in this offering, and purchasing shares of our common stock on the open market to cover positions created by short sales.

The underwriters must close out any short position by purchasing securities in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchased in this offering.

As a result of these activities, the price of our shares of common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. The underwriters may carry out these transactions on the NASDAQ Global Market, in the over-the-counter market or otherwise.

In addition, in connection with this offering, the underwriters (and selling group members) may engage in passive market making transactions in our common stock on the NASDAQ Global Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the NASDAQ Global Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

AFFILIATIONS

UBS Securities LLC and its affiliates have provided and may provide certain commercial banking, financial advisory or investment banking services for us for which they receive fees. UBS Securities LLC and its affiliates may from time to time in the future engage in transactions with us and perform services for us in the ordinary course of their business.

Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets and will receive a referral fee from Lazard Capital Markets in connection therewith.

Notice to investors

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area, or EEA, which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, the shares may not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, the shares may be offered to the public in that Relevant Member State at any time:

➢	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

➢	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

➢	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

As used above, the expression “offered to the public” in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.

The EEA selling restriction is in addition to any other selling restrictions set out below.

UNITED KINGDOM

The shares may not be offered or sold to any persons in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses and in compliance with all applicable provisions of the Financial Services and Markets Act 2000, or the FSMA, with respect to anything done in relation to the shares, in, from or otherwise involving the United Kingdom. In addition, each underwriter may only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us. Without limitation to the other restrictions referred to herein, this prospectus supplement may only be directed at (1) persons outside the United Kingdom, (2) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; or (3) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005. Without limitation to the other restrictions referred to herein, investment or investment activity to which this prospectus supplement relates may be made available only to, and may be engaged only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) or (3) above).

Notice to investors

FRANCE

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the shares that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; Shares may not be offered or sold, directly or indirectly, to the public in France except to permitted investors, consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or corporate investors meeting one of the four criteria provided in Article 1 of Decree N7 2004-1019 of September 28, 2004 and belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Article L. 411-2 of the French Code Monétaire et Financier and applicable regulations thereunder; none of this prospectus supplement or any other materials related to the offer or information contained therein relating to the shares has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any common stock acquired by any Permitted Investors may be made only as provided by articles L. 412-1 and L. 621-8 of the French Code Monétaire et Financier and applicable regulations thereunder.

ITALY

The offering of the shares has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, or the CONSOB) pursuant to Italian securities legislation and, accordingly, the shares may not be offered, sold or delivered, nor may copies of this prospectus supplement or any other documents relating to the shares or the offering be distributed in Italy other than to professional investors (operatori qualificati), as defined in Article 31, paragraph 2 of CONSOB Regulation No. 11522 of July 1, 1998, as amended, or Regulation No. 11522.

Any offer, sale or delivery of the shares or distribution of copies of this prospectus supplement or any other document relating to the shares or the offering in Italy may only be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, may only be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Legislative Decree No. 385 of September 1, 1993, as amended, or the Italian Banking Law, Legislative Decree No. 58 of February 24, 1998, as amended, Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Any investor purchasing shares in the offering is solely responsible for ensuring that any offer or resale of shares it purchased in the offering occurs in compliance with applicable laws and regulations.

This prospectus supplement and the information contained herein are intended only for the use of its recipient and are not to be distributed to any third party resident located in Italy for any reason. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

In addition to the above (which shall continue to apply to the extent not inconsistent with the implementing measures of the Prospective Directive in Italy), after the implementation of the Prospectus Directive in Italy, the restrictions, warranties and representations set out under the heading “European Economic Area” above shall apply to Italy.

Notice to investors

GERMANY

Shares may not be offered or sold or publicly promoted or advertised by any underwriter in the Federal Republic of Germany other than in compliance with the provisions of the German Securities Prospectus Act (Wertpapierprospektgestz—WpPG) of June 22, 2005, as amended, or of any other laws applicable in the Federal Republic of Germany governing the issue, offering and sale of securities.

SPAIN

Neither the shares nor this prospectus supplement have been approved or registered in the administrative registries of the Spanish National Securities Exchange Commission (Comisión Nacional del Mercado de Valores). Accordingly, the shares may not be offered in Spain except in circumstances which do not constitute a public offer of securities in Spain within the meaning of articles 30bis of the Spanish Securities Markets Law of 28 July 1988 (Ley 24/1988, de 28 de Julio, del Mercado de Valores), as amended and restated, and supplemental rules enacted thereunder.

SWEDEN

This is not a prospectus under, and has not been prepared in accordance with the prospectus requirements provided for in, the Swedish Financial Instruments Trading Act (lagen (1991:980) om handel med finasiella instrument) nor any other Swedish enactment. Neither the Swedish Financial Supervisory Authority nor any other Swedish public body has examined, approved, or registered this document.

SWITZERLAND

The shares may not be publicly offered, distributed or re-distributed on a professional basis in or from Switzerland and neither this prospectus supplement nor any other solicitation for investments in the shares may be communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of Articles 1156 or 652a of the Swiss Code of Obligations or of Article 2 of the Federal Act on Investment Funds of March 18, 1994. This prospectus supplement may not be copied, reproduced, distributed or passed on to others without the underwriters’ prior written consent. This prospectus supplement is not a prospectus within the meaning of Articles 1156 and 652a of the Swiss Code of Obligations or a listing prospectus according to article 32 of the Listing Rules of the Swiss Exchange and may not comply with the information standards required thereunder. The shares will not be listed on any Swiss stock exchange or other Swiss regulated market and this prospectus supplement may not comply with the information required under the relevant listing rules. The shares offered hereby have not been registered with the Swiss Federal Banking Commission and have not been authorized under the Federal Act on Investment Funds of March 18, 1994. The investor protection afforded to acquirers of investment fund certificates by the Federal Act on Investment Funds of March 18, 1994 does not extend to acquirers of the shares.

Legal matters

The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Latham & Watkins LLP, Menlo Park, California. Dewey & LeBoeuf LLP, New York, New York, is counsel for the underwriters in connection with this offering.

Experts

The consolidated financial statements of Geron Corporation appearing in Geron Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2007 and the effectiveness of Geron Corporation’s internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and Geron Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where you can find more information

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act of 1933, as amended, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Incorporation of certain information by reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement or the accompanying prospectus. We incorporate by reference the following documents filed by us with the SEC under the Securities Exchange Act of 1934, as amended:

➢	Our annual report on Form 10-K for the fiscal year ended December 31, 2007;

➢	The portions specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2007 from our definitive proxy statement on schedule 14A, filed with the SEC on April 10, 2008.

➢	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

➢	Our current reports on Form 8-K filed on January 25, 2008, March 21, 2008, March 31, 2008, May 14, 2008, August 12, 2008, December 19, 2008, January 23, 2009, January 28, 2009, February 12, 2009 and February 12, 2009; and

➢	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on June 13, 1996 (File No. 0-20859).

All documents we file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and before all of the common stock offered by this prospectus supplement have been sold are deemed to be incorporated by reference in this prospectus supplement and to be a part of it from the respective dates of filing those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to David L. Greenwood, Chief Financial Officer, Geron Corporation, 230 Constitution Drive, Menlo Park, California 94025, telephone: (650) 473-7700.

PROSPECTUS

$250,000,000

Debt Securities, Common Stock,
Preferred Stock and Warrants

We may from time to time sell any combination of debt securities, preferred stock, common stock and warrants described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $250,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on the Nasdaq National Market under the symbol “GERN.” On August 1, 2006, the closing price of our common stock was $5.96.

Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 18, 2006.

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About this prospectus

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

About Geron

Geron is a Menlo Park, Calif.-based biopharmaceutical company that is developing and intends to commercialize first-in-class therapeutic products for the treatment of cancer and degenerative diseases, including spinal cord injury, heart failure, diabetes and HIV/AIDS. The products are based on Geron’s core expertise in telomerase and human embryonic stem cells.

We were incorporated in 1990 under the laws of Delaware. Our principal executive offices are located at 230 Constitution Drive, Menlo Park, California 94025 and our telephone number is (650) 473-7700.

Risk factors

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the captions “Risk Factors” or “Additional Factors That May Affect Future Results” in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision. For more information, see “Where You Can Find More Information.”

Forward-looking statements

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that are based on current expectations, estimates and projections about our industry, management’s beliefs, and assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. The risks and uncertainties include those noted in “Risk Factors” above and in the documents incorporated by reference. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Ratio of earnings to fixed charges

Our earnings are inadequate to cover fixed charges. The following table sets forth the dollar amount of the coverage deficiency. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding.

						Six Months
	Year Ended December 31,					Ended
	2001	2002	2003	2004	2005	June 30, 2006

Ratio of earnings to fixed changes	N/A	N/A	N/A	N/A	N/A	N/A
Coverage deficiency(1)	$41,142	$33,084	$29,051	$79,665	$33,108	$18,181

(1)	All amounts in thousands.

Use of proceeds

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include funding research and development, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own, and capital expenditures. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

Plan of distribution

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

➢	at a fixed price or prices, which may be changed;

➢	at market prices prevailing at the time of sale;

➢	prices related to such prevailing market prices; or

➢	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

Description of debt securities

The debt securities covered by this prospectus will be our convertible senior or subordinated debt securities issued under one or more separate senior or subordinated indentures to be entered into between us and a trustee to be identified in the applicable prospectus supplement. This prospectus, together with its prospectus supplement, will describe all the material terms of a particular series of debt securities.

The following is a summary of the most important provisions and definitions of the indentures. For additional information, you should look at the applicable indenture that is filed as an exhibit to the registration statement which includes the prospectus. The indentures are substantially identical except for the subordination provisions described below under “Subordinated Debt Securities.” In this description of debt securities, the words “we”, “us” or “our” refer only to Geron and not to any of our subsidiaries.

GENERAL

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures, though such amount shall be limited by the aggregate principal amount of securities that we may sell under this prospectus. The prospectus supplement will set forth:

➢	whether the debt securities will be senior or subordinated;

➢	the offering price;

➢	the title;

➢	any limit on the aggregate principal amount;

➢	the person who shall be entitled to receive interest, if other than the record holder on the record date;

➢	the date the principal will be payable;

➢	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

➢	the place where payments may be made;

➢	any mandatory or optional redemption provisions;

➢	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

➢	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

➢	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

➢	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount;

➢	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;

➢	any conversion or exchange provisions;

Description of debt securities

➢	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

➢	whether the debt securities will be issuable in the form of a global security;

➢	any subordination provisions, if different from those described below under “Subordinated Debt Securities”;

➢	any deletions of, or changes or additions to, the events of default or covenants; and

➢	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement:

➢	the debt securities will be registered debt securities; and

➢	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

EXCHANGE AND TRANSFER

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

➢	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

➢	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

GLOBAL SECURITIES

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

➢	be registered in the name of a depositary that we will identify in a prospectus supplement;

➢	be deposited with the depositary or nominee or custodian; and

➢	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

➢	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

➢	an event of default is continuing; or

➢	any other circumstances described in a prospectus supplement occurs.

Description of debt securities

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

➢	will not be entitled to have the debt securities registered in their names;

➢	will not be entitled to physical delivery of certificated debt securities; and

➢	will not be considered to be holders of those debt securities under the indentures.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

PAYMENT AND PAYING AGENT

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Description of debt securities

CONSOLIDATION, MERGER AND SALE OF ASSETS

We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

➢	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

➢	the successor assumes our obligations on the debt securities and under the indenture;

➢	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

➢	certain other conditions are met.

EVENTS OF DEFAULT

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)  failure to pay principal of or any premium on any debt security of that series when due;

(2)  failure to pay any interest on any debt security of that series for 30 days when due;

(3)  failure to deposit any sinking fund payment when due;

(4)  failure to perform any other covenant in the indenture continued for 60 days after being given the notice required in the indenture;

(5)  our bankruptcy, insolvency or reorganization; and

(6)  any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

Description of debt securities

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)  the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

MODIFICATION AND WAIVER

We and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

➢	change the stated maturity of any debt security;

➢	reduce the principal of, premium, if any, on or interest on any debt security;

➢	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

➢	reduce the rate of interest on any debt security;

➢	change the currency in which any debt security is payable;

➢	impair the right to enforce any payment after the stated maturity or redemption date;

➢	waive any default or event of default in payment of the principal of, premium on or interest on any debt security;

➢	waive a redemption payment or modify any of the redemption provisions of any debt security;

➢	adversely affect the right, if any, to convert any debt security; or

➢	change the provisions in the indenture that relate to modifying or amending the indenture.

SATISFACTION AND DISCHARGE; DEFEASANCE

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due on the stated maturity date or redemption date of the debt securities.

Description of debt securities

Each indenture contains a provision that permits us to elect:

➢	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

➢	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these covenants:

(1)  the subordination provisions under the subordinated indenture; and

(2)  covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and any premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on the debt securities, the registration of transfer and exchange of the debt securities and replacement of lost, stolen or mutilated debt securities.

NOTICES

Notices to holders will be given by mail to the addresses of the holders in the security register.

GOVERNING LAW

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

REGARDING THE TRUSTEE

The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

SUBORDINATED DEBT SECURITIES

Payment on the subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries, if any.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.

Description of debt securities

We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

➢	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

➢	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities:

➢	in the case of a payment default, upon the date on which such default is cured, waived or ceases to exist; and

➢	in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured, waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, any premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

As of June 30, 2006, we had no senior indebtedness outstanding. We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

CERTAIN DEFINITIONS

“indebtedness” means:

(1)  all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and

Description of debt securities

any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)  all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)  all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4)  all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5)  all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;

(6)  all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)  any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8)  any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

➢	indebtedness that expressly provides that it shall not be senior in right of payment to the subordinated debt securities or expressly provides that it is on the same basis or junior to the subordinated debt securities;

➢	our indebtedness to any of our majority-owned subsidiaries, and

➢	the subordinated debt securities.

Description of common stock

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Charter and Bylaws, copies of which are on file with the Commission as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”

We have authority to issue 200,000,000 shares of common stock, $0.001 par value per share. As of August 1, 2006, we had 66,160,032 shares of common stock outstanding.

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding shares of our preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to preferences applicable to shares of our preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to the common stock. All outstanding shares of our common stock are, and the shares of common stock offered by this prospectus will be, fully paid and nonassessable.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the common stock is U.S. Stock Transfer Corporation.

SHARE PURCHASE RIGHTS PLAN

On July 20, 2001, our board of directors adopted a share purchase rights plan and declared a dividend distribution of one right for each outstanding share of common stock to stockholders of record as of July 31, 2001. Each right entitles the holder to purchase one unit consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock for $100 per unit. Under certain circumstances, if a person or group acquires 15% or more of our outstanding common stock, holders of the rights (other than the person or group triggering their exercise) will be able to purchase, in exchange for the $100 exercise price, shares of our common stock, par value $0.001 per share, or of any company into which Geron is merged having a value of $200. The rights expire on July 31, 2011 unless extended by our board of directors.

CLASSIFIED BOARD OF DIRECTORS

The certificate of incorporation provides for the board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected each year. The classified board provision will help to assure the continuity and stability of the board of directors and the business strategies and policies of Geron as determined by the board of directors. The classified board provision could have the effect of discouraging a third party from making a tender offer or attempting to obtain control of us. In addition, the classified board provision could delay stockholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.

Description of preferred stock

We have authority to issue 3,000,000 shares of preferred stock, $0.001 par value per share, 50,000 shares of which have been designated Series A Junior Participating Preferred Stock, $0.001 par value per share, and reserved for issuance under the share purchase rights plan adopted on July 20, 2001. As of August 1, 2006, we had no shares of preferred stock outstanding.

GENERAL

Under our Certificate of Incorporation, our board of directors is authorized generally without stockholder approval to issue shares of preferred stock from time to time, in one or more classes or series. Prior to the issuance of shares of each series, the board of directors is required by the Delaware General Corporation Law and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following:

➢	the number of shares constituting each class or series;

➢	voting rights;

➢	rights and terms of redemption (including sinking fund provisions);

➢	dividend rights and rates;

➢	dissolution;

➢	terms concerning the distribution of assets;

➢	conversion or exchange terms;

➢	redemption prices; and

➢	liquidation preferences.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

➢	the title and stated value of the preferred stock;

➢	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

➢	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

➢	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

➢	the procedures for any auction and remarketing, if any, for the preferred stock;

➢	the provisions for a sinking fund, if any, for the preferred stock;

➢	the provision for redemption, if applicable, of the preferred stock;

➢	any listing of the preferred stock on any securities exchange;

Description of preferred stock

➢	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

➢	voting rights, if any, of the preferred stock;

➢	whether interests in the preferred stock will be represented by depositary shares;

➢	a discussion of any material and/or special United States Federal income tax considerations applicable to the preferred stock;

➢	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

➢	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

➢	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

RANK

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

➢	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

➢	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

➢	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

Description of warrants

We may issue warrants for the purchase of debt securities, common stock or preferred stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

➢	the title of the warrants;

➢	the aggregate number of the warrants;

➢	the price or prices at which the warrants will be issued;

➢	the designation, terms and number of shares of debt securities, preferred stock or common stock purchasable upon exercise of the warrants;

➢	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

➢	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

➢	the price at which each share of debt securities, preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

➢	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

➢	the minimum or maximum amount of the warrants which may be exercised at any one time;

➢	information with respect to book-entry procedures, if any;

➢	a discussion of certain federal income tax considerations; and

➢	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Certain provisions of Delaware Law and of the Company’s Charter and Bylaws

The following paragraphs summarize certain provisions of the Delaware General Corporation Law, or DGCL, and the Company’s Charter and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and to the Company’s Charter and Bylaws, copies of which are on file with the Commission as exhibits to registration statements previously filed by the Company. See “Where You Can Find More Information.”

Our Certificate of Incorporation and Bylaws contain provisions that, together with the ownership position of the officers, directors and their affiliates, could discourage potential takeover attempts and make it more difficult for stockholders to change management, which could adversely affect the market place of our common stock.

Our Certificate of Incorporation limits the personal liability of our directors to Geron and our stockholders to the fullest extent permitted by the DGCL. The inclusion of this provision in our Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care.

Our Bylaws provide that special meetings of stockholders can be called only by the board of directors, the Chairman of the board of directors or the Chief Executive Officer. Stockholders are not permitted to call a special meeting and cannot require the board of directors to call a special meeting. Any vacancy on the board of directors resulting from death, resignation, removal or otherwise or newly created directorships may be filled only by vote of the majority of directors then in office, or by a sole remaining director. Our Bylaws also provide for a classified board. See “Description of Common Stock.”

We are subject to the “business combination” statute of the DGCL, an anti-takeover law enacted in 1988. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder,” for a period of three years after the date of the transaction in which a person became an “interested stockholder,” unless:

➢	prior to such date the board of directors of the corporation approved either the “business combination” or the transaction which resulted in the stockholder becoming an “interested stockholder;”

➢	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

➢	on or subsequent to such date the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of a least 66% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the “interested stockholders.” An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock. Although Section 203 permits us to elect not to be governed by its provisions, we have not made this election. As a result of the application of Section 203, potential acquirers of Geron may be discouraged from attempting to effect an acquisition transaction with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

Legal matters

Latham & Watkins LLP, Menlo Park, California, will issue an opinion about certain legal matters with respect to the securities.

Experts

The consolidated financial statements of Geron Corporation incorporated by reference in Geron’s Annual Report (Form 10-K/A) for the year ended December 31, 2005 (including schedules appearing therein) and Geron’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 incorporated by reference therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Limitation on liability and disclosure of Commission position on indemnification for Securities Act liabilities

Our Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the Company’s Certificate of Incorporation, as amended, Bylaws and the DGCL, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Where you can find more information

We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our public filings are also available to the public at the Commission’s web site at http://www.sec.gov. You may also inspect copies of these materials and other information about us at the offices of the Nasdaq Stock Market, Inc., National Market System, 1735 K Street, N.W., Washington, D.C. 20006-1500.

The Commission allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering:

➢	Our annual report on Form 10-K/A for the fiscal year ended December 31, 2005;

➢	Our current report on Form 8-K filed on January 11, 2006;

➢	Our quarterly reports on Form 10-Q for the three months ended March 31, 2006 and six months ended June 30, 2006

➢	The description of our common stock set forth in our registration statement on Form 8-A, filed with the Commission on June 13, 1996 (File No. 0-20859).

This prospectus is part of a registration statement on Form S-3 we have filed with the Commission under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the Commission. You may inspect and copy the registration statement, including exhibits, at the Commission’s public reference room or internet site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to David L. Greenwood, Chief Financial Officer, Geron Corporation, 230 Constitution Drive, Menlo Park, California 94025, telephone: (650) 473-7700.